Exhibit 10.139

PLEDGE AGREEMENT
(LIVERMORE/ PARCEL 7)
BETWEEN
LAM RESEARCH CORPORATION
(“LRC”)
AND
BNP PARIBAS LEASING CORPORATION
(“BNPPLC”)
December 18, 2007

PLEDGE AGREEMENT
(LIVERMORE/ PARCEL 7)
     This PLEDGE AGREEMENT (LIVERMORE/ PARCEL 7) (this “Agreement”), dated as of December 18, 2007 (the “Effective Date”), is made by and between BNP PARIBAS LEASING CORPORATION (“BNPPLC”), a Delaware corporation, and LAM RESEARCH CORPORATION (“LRC”), a Delaware corporation.
RECITALS
     BNPPLC, as a lessor and prospective seller, and LRC, as a lessee and prospective buyer, have entered into a Construction Agreement (Livermore/ Parcel 7), a Lease Agreement (Livermore/ Parcel 7) and an Agreement Regarding Purchase and Remarketing Options (Livermore/ Parcel 7) (as from time to time supplemented, amended or restated, the “Construction Agreement”, “Lease” and “Purchase Agreement,” respectively), all dated as of the date hereof. BNPPLC and LRC have also entered into a Common Definitions and Provisions Agreement (Livermore/ Parcel 7) dated as of the date hereof (as from time to time supplemented, amended or restated, the “Common Definitions and Provisions Agreement”), in which defined terms are set forth for incorporation by reference into the Lease, the Purchase Agreement and other documents. As used in this Agreement, capitalized terms defined in the Common Definitions and Provisions Agreement and not otherwise defined in this Agreement are intended to have the respective meanings assigned to them in the Common Definitions and Provisions Agreement.
     Pursuant to the Construction Agreement, BNPPLC will authorize LRC to construct, and BNPPLC will advance funds for the construction of, real property improvements described therein. Pursuant to the Lease, BNPPLC will lease to LRC such improvements and other property described in the Lease. Pursuant to the Purchase Agreement, LRC may purchase or arrange for a purchase of BNPPLC’s interest in such property.
     By this Agreement, BNPPLC and LRC desire to establish the terms and conditions upon which upon which LRC is pledging cash collateral for its obligations to BNPPLC under the Construction Agreement and the Purchase Agreement.
AGREEMENTS
1 Definitions and Interpretation.
     (A) Definitions. As provided in the recitals above, capitalized terms which are defined in the Common Definitions and Provisions Agreement, and which are not otherwise defined in the body of this Agreement, are intended to have the respective meanings assigned to them the Common Definitions and Provisions Agreement. As used in this Agreement:
     “Account Office” means, with respect to any Deposit Account maintained by any Deposit Taker, the office of such Deposit Taker in California or New York at which such Deposit Account is maintained as specified in the applicable Deposit Taker’s Agreement.
     “Cash Collateral” means all money of LRC which LRC or the Intermediary delivers to BNPPLC or as directed by it for deposit in the Deposit Accounts maintained by the Deposit Takers pursuant to this Agreement, and all amounts on deposit in any of the Deposit Accounts from time to time, which has not been withdrawn or applied to Secured Obligations as provided in this Agreement.
     “Clearing System” means the Depository Trust Company (“DTC”) and such other clearing or safekeeping system that may from time to time be used in connection with transactions relating to or the custody of any Securities, and any depository for any of the foregoing.
     “Collateral” has the meaning indicated in Paragraph 2.
     “Collateral Imbalance” means on any date prior to the Designated Sale Date that the Value (without duplication) of Deposit Accounts maintained by the Deposit Taker for any Participant (other than Disqualified Deposit Takers) does not equal such Participant’s Percentage, multiplied by the lesser of (1) the Minimum Collateral Value in effect on such date, or (2) the aggregate Value of all Collateral subject to this Agreement on such date. For purposes of determining whether a Collateral Imbalance exists, the Value of any Deposit Accounts maintained by a bank that is acting as Deposit Taker for two or more Participants will be deemed to be held for them in proportion to their respective Percentages, and the Value of any Deposit Accounts maintained by a bank as Deposit Taker for both a Participant and BNPPLC (as will be the case if any Participant designates BNPPLC’s Parent as its Deposit Taker) will be deemed to be held for the Participant only to the extent necessary to prevent or mitigate a Collateral Imbalance and otherwise for BNPPLC.
     “Control Agreement” means the Initial Control Agreement and any future similar agreement that may supplement, modify or replace the Initial Control Agreement as to any Pre-lease Collateral.
     “Default” means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.
     “Deposit Account” means a deposit account maintained by any Deposit Taker into which Cash Collateral has been or may in the future be deposited as provided in this Agreement, excluding the Transition Account.

     “Deposit Taker” means, for BNPPLC or any Participant, an Eligible Deposit Taker designated by it to act as the Deposit Taker for it under this Agreement. BNPPLC has already designated BNP Paribas as the Deposit Taker for BNPPLC hereunder. Any Participant which is an Eligible Deposit Taker will be deemed to have designated itself to act as the Deposit Taker for it, unless some other designation is expressly set forth in this Agreement. Any Participant which is not an Eligible Deposit Taker will be expected to designate BNP Paribas or another Person which is an Eligible Deposit Taker prior to any delivery of Cash Collateral by LRC pursuant to this Agreement. It is also understood, however, that each of BNPPLC and the Participants, for itself only, may from time to time designate another Deposit Taker as provided in subparagraphs 3(C) and 3(D) below.
     “Deposit Taker’s Agreement” means a completed agreement in the form attached as Exhibit B, which specifically identifies a Deposit Account in which a Deposit Taker shall hold Cash Collateral delivered to it pursuant to this Agreement.
     “Deposit Taker Prerequisites” means, with respect to any Deposit Taker: (1) the requirement that such Deposit Taker establish a Deposit Account and provide to LRC and BNPPLC the account number and other information regarding such Deposit Account which they must have to complete and submit a Deposit Taker’s Agreement covering such Deposit Account; and (2) the requirement that such Deposit Taker accept, execute and return a Deposit Taker’s Agreement covering each Deposit Account to be maintained by such Deposit Taker. It is understood that any Deposit Taker’s refusal or failure to satisfy the Deposit Taker Prerequisites will cause it to be a Disqualified Deposit Taker.
     “Disqualified Deposit Taker” means any Person that BNPPLC or any Participant has designated as a Deposit Taker, but that has not satisfied or no longer satisfies the following requirements:
     (a) With respect to each Deposit Account in which such Person holds or will hold Collateral delivered to it pursuant to this Agreement, such Person must have received from BNPPLC and LRC an executed Deposit Taker’s Agreement which specifically identifies such Deposit Account and which designates an Account Office with respect to such Deposit Account in New York, California or Illinois.
     (b) Such Person must have executed and returned to BNPPLC a Deposit Taker’s Agreement with respect to each such Deposit Account and must have complied with its Deposit Taker’s Agreements, and the representations set forth therein with respect to such Person must continue to be true and correct (except that such Person will not become a Disqualified Deposit Taker because of

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its failure to comply with its Deposit Taker’s Agreement, or because any such representation does not continue to be true and correct, if such failure is cured and all such representations are made true and correct in all material respects before the earlier of (i) thirty days after the Deposit Taker is notified thereof, and (ii) any date upon which BNPPLC’s security interest in any Collateral maintained or held by such Deposit Taker is not a Qualified Pledge by reason of such failure to comply or such representation not being true and correct).
     (c) Such Person must have complied in all material respects with the provisions in this Agreement applicable to Deposit Takers.
     (d) Such Person must be an Eligible Deposit Taker.
     “Eligible Deposit Taker” means:
     (1) BNP Paribas or any successor of BNP Paribas, acting through any branch, office or agency in New York or California that can lawfully maintain a Deposit Account as a Deposit Taker hereunder;
     (2) any Participant or Affiliate of a Participant that is (a) a commercial bank, organized under the laws of the United States of America or a state thereof or under the laws of another country which is doing business in the United States of America, (b) authorized to maintain deposit accounts for others through Account Offices in New York, California or Illinois (as specified in its Deposit Taker’s Agreement); or
     (3) any other Person that (a) has been designated by BNPPLC or a Participant to act as the Deposit Taker for it under this Agreement, (b) is one of the fifty largest (measured by total assets) U.S. banks, or one of the one hundred largest (measured by total assets) banks in the world, (c) is acting through any branch, office or agency in New York or California that can lawfully maintain a Deposit Account as a Deposit Taker hereunder and (d) has a debt ratings of at least (i) A- (in the case of long term debt) and A-1 (in the case of short term debt) or the equivalent thereof by Standard and Poor’s Corporation (the “S&P Rating”), and (ii) A3 (in the case of long term debt) and P-2 (in the case of short term debt) or the equivalent thereof by Moody’s Investor Service, Inc. (the “Moody Rating”). (The parties believe it improbable that the ratings systems used by Standard and Poor’s Corporation and by Moody’s Investor Service, Inc. will be discontinued or changed, but if such ratings systems are discontinued or changed, LRC shall be entitled to select and use a comparable ratings systems as a substitute for the S&P Rating or the Moody Rating, as the case may be, for purposes of determining the status of any bank as an Eligible Deposit Taker.)

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     “Eligible Investments” means cash balances and U.S. Treasury securities with a maturity of less than ten years and other investments that satisfy all applicable criteria listed in Exhibit A (as such Exhibit is amended, restated, supplemented or otherwise modified from time to time by written agreement of BNPPLC and LRC).
     “Event of Default” means the occurrence of any of the following:
     (a) a failure by LRC to pay or perform all or any part of the Secured Obligations when first due or required;
     (b) any failure by LRC to provide funds as and when required by subparagraph 4(A) or 4(B) of this Agreement, if within seven days after such failure commences LRC does not cure such failure by delivering the required funds;
     (c) the failure of the pledge or security interest contemplated herein in any Pre-lease Collateral, the Transition Account or any Deposit Account or Cash Collateral to be a Qualified Pledge (regardless of the characterization of the Transition Account or any Deposit Accounts or Cash Collateral as deposit accounts, instruments or general intangibles under the UCC); unless, within five days after LRC becomes aware of such failure, LRC both (1) notifies BNPPLC of such failure, and (2) cures such failure;
     (d) the failure of any representation herein by LRC to be true (other than a failure described in another clause of this definition of Event of Default), if such failure is not cured within thirty days after BNPPLC gives LRC written notice thereof;
     (e) the failure of any representation made by LRC in subparagraph 6(A)(1) to be true, if within fifteen days after LRC becomes aware of such failure, LRC does not (1) notify BNPPLC of such failure, and (2) cure such failure; and
     (f) the failure by LRC timely and properly to observe, keep or perform any covenant, agreement, warranty or condition herein required to be observed, kept or performed (other than a failure described in another clause of this definition of Event of Default), if such failure is not cured within thirty days after BNPPLC gives LRC written notice thereof.
Notwithstanding the foregoing, if ever the aggregate Value of Pre-lease Collateral held by the Intermediary or of Cash Collateral held by BNPPLC or the Deposit Takers

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exceeds the Minimum Collateral Value then in effect, a failure of the pledge or security interest contemplated herein in such excess Pre-lease Collateral or Cash Collateral to be a valid, perfected, first priority pledge or security interest shall not constitute an Event of Default under this Agreement. Accordingly, to provide a cure as required to avoid an Event of Default under clauses (c) or (e) of this definition prior to the Base Rent Commencement Date, LRC may deliver additional Pre-lease Collateral to the Intermediary — the pledge of which or security interest in which created by this Agreement is a Qualified Pledge — sufficient in amount to cause the aggregate Value of the Pre-lease Collateral then held by the Intermediary subject to a Qualified Pledge hereunder to equal or exceed the Minimum Collateral Value. Similarly, to provide a cure as required to avoid an Event of Default under clauses (c) or (e) of this definition on or after the Base Rent Commencement Date, LRC may deliver additional Cash Collateral to BNPPLC — the pledge of which or security interest in which created by this Agreement is a Qualified Pledge - sufficient in amount to cause the aggregate Value of the Cash Collateral then held by BNPPLC or the Deposit Takers subject to a Qualified Pledge hereunder to equal or exceed the Minimum Collateral Value.
     “Initial Control Agreement” means, collectively, the Securities Account Control Agreement (Livermore/ Parcel 7) and the Collateral Management Services Schedule (Livermore/ Parcel 7), both dated as of the Effective Date, and both being agreements by and among LRC (as pledgor), BNPPLC (as secured party) and State Street Bank and Trust Company (as the bank or intermediary).
     “Intermediary” means State Street Bank and Trust Company and its successors and assigns under the Initial Control Agreement or any other intermediary that replaces it as provided therein if the Initial Control Agreement is terminated pursuant to its express terms. (It is understood, however, that neither BNPPLC nor any Affiliate of BNPPLC will replace State Street Bank and Trust Company as an Intermediary prior to the Completion Date.)
     “Lien” means, with respect to any property or assets, any right or interest therein of a creditor to secure indebtedness or other obligations of any kind which is owed to him or any other arrangement with such creditor which provides for the payment of such indebtedness or obligations out of such property or assets or which allows him to have such indebtedness or obligations satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of setoff which arises without agreement in the ordinary course of business. “Lien” also means any filed

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financing statement, any registration with an issuer of uncertificated securities, or any other arrangement which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement is undertaken before or after such Lien exists.
     “Minimum Collateral Value” means (1) as of the Designated Sale Date or any prior date, an amount equal to the Lease Balance determined as of that date (including any Construction Advances or other amounts added to the Lease Balance on that date as provided in the Construction Agreement) in accordance with the definition thereof in the Common Definitions and Provisions Agreement; and (2) as of any date after the Designated Sale Date, an amount equal to the Make Whole Amount computed as of that date under and as defined in the Purchase Agreement; except that after the Designated Sale Date, if any 97-10/Prepayment or Supplemental Payment which may be required has been paid, and so long as no 97-1/Default (100%) (as defined in the Purchase Agreement) has occurred and is continuing, the Minimum Collateral Value will be zero.
     “Other Liable Party” means any Person, other than LRC, who may now or may at any time hereafter be primarily or secondarily liable for any of the Secured Obligations or who may now or may at any time hereafter have granted to BNPPLC a Lien against any of its assets to secure any Secured Obligations.
     “Percentage” means with respect to each Participant and the Deposit Taker for such Participant, such Participant’s “Percentage” under and as defined in the Participation Agreement for purposes of computing such Participant’s right thereunder to receive payments of (or amounts equal to a percentage of) any sales proceeds or Supplemental Payment received by BNPPLC under the Purchase Agreement. Percentages may be adjusted from time to time as provided in the Participation Agreement or as provided in supplements thereto executed as provided in the Participation Agreement.
     “Pre-lease Account Assets” means all Pre-lease Deposits, Securities, securities entitlements and any other assets held in trust for LRC or held in any custody, subcustody, safekeeping, investment management accounts, or other accounts of LRC with the Intermediary or any other custodian, trustee, Clearing System or financial intermediary or securities intermediary (all of which shall be considered “financial assets” under the UCC).
     “Pre-lease Collateral” means: (i) any and all Pre-lease Deposits, Securities and other Pre-lease Account Assets that are listed on Exhibit C; (ii) all additions to, and proceeds, renewals, investments, reinvestments and substitutions of, the foregoing, whether or not listed on Exhibit C; and (iii) all certificates, receipts and other instruments evidencing any of the foregoing; excluding, however, Cash Collateral and the Deposit

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Accounts and proceeds thereof. Without limiting the foregoing, the Pre-lease Collateral will include the Securities Account maintained by the Intermediary.
     “Pre-lease Deposits” means deposits made by or on behalf of LRC with the Intermediary (whether or not held in trust, or in any custody, subcustody, safekeeping, investment management accounts, or other accounts of LRC with the Intermediary).
     “Qualified Pledge” means a pledge or security interest that constitutes a valid, perfected, first priority pledge or security interest.
     “Secured Obligations” means and includes all obligations of LRC under the Construction Agreement or the Purchase Agreement, including (i) LRC’s obligation to pay any 97-10/Prepayment as provided in Paragraph 8 of the Construction Agreement, (ii) LRC’s obligation to pay any Supplemental Payment as provided in subparagraph 2(A)(3) of the Purchase Agreement, (iii) LRC’s obligation to pay the Make Whole Amount as the purchase price for the Property if a purchase is required by subparagraph 3(A) of the Purchase Agreement, and (iv) any damages incurred by BNPPLC because of (A) LRC’s breach of the Construction Agreement or Purchase Agreement or (B) the rejection by LRC of the Construction Agreement or Purchase Agreement in any bankruptcy, insolvency or similar proceeding.
     “Securities” means the stocks, bonds and other securities, whether or not held in trust or in any custody, subcustody, safekeeping, investment management accounts or other accounts of LRC with the Intermediary or any other custodian, trustee or Clearing System or held by any party as a financial intermediary or securities intermediary.
     “Securities Account” has the meaning assigned to it in the Initial Control Agreement.
     “Transition Account” shall have the meaning given it in subparagraph 4(C).
     “UCC” means the Uniform Commercial Code as in effect in the State of California from time to time, and the Uniform Commercial Code as in effect in any other jurisdiction which governs the perfection or non-perfection of the pledge of and security interests in the Collateral created by this Agreement.
     “Value” means, with respect to any Collateral on any date, a dollar value determined as follows (without duplication):
     (a) Cash held by BNPPLC other than in a Deposit Account shall be valued at its face amount on such date.

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     (b) Any Deposit Account shall be valued at the principal balance thereof on such date.
     (c) Any Pre-lease Account Asset that qualifies as an Eligible Investment shall be valued at 90% of its current value on such date. Current value will be determined by the Intermediary (to the extent the Intermediary is willing to provide a valuation in accordance with this Agreement) or by BNPPLC’s Parent (to the extent the Intermediary does not provide the valuation for any reason) using bid prices indicated by its standard and customary pricing sources, which it believes to be reliable. For example, the current value of any corporate debt obligation that meets the criteria listed in Exhibit A will be determined by multiplying the remaining unpaid principal balance thereof by the bid price therefor as suggested by the standard and customary pricing sources of the Intermediary or of BNPPLC’s Parent, as the case may be, which it believes to be reliable.
     (d) For purposes of calculating “Value” as such capitalized term is used in this Agreement, any Collateral not described in the preceding clauses will be assigned a value of zero.
     (B) Other Definitions. Reference is hereby made to the Construction Agreement and the Purchase Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement, which are defined in the Construction Agreement or the Purchase Agreement and not otherwise defined herein or in the Common Definitions and Provisions Agreement, shall have the same meanings herein as they would have in the Construction Agreement or the Purchase Agreement, as applicable. All terms used in this Agreement which are defined in the UCC and not otherwise defined herein shall have the same meanings herein as set forth therein, except where the context otherwise requires.
2 Pledge and Grant of Security Interest.
     As security for the Secured Obligations, LRC hereby pledges and assigns to BNPPLC and grants to BNPPLC a continuing security interest and lien in and against all right, title and interest of LRC in and to the following property, whether now or hereafter existing, whether tangible or intangible, whether presently owned or vested in or hereafter acquired by LRC and wherever the same may be located (collectively and severally, the “Collateral”):
     (a) all Pre-lease Collateral; and
     (b) all Cash Collateral, the Transition Account and all Deposit Accounts; and all cash and other assets from time to time held in or on deposit in the Transition Account

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or any Deposit Account and all general intangibles arising from or relating to the Transition Account or any Deposit Account or such cash or other assets; and all documents, instruments and agreements evidencing the same; and all extensions, renewals, modifications and replacements of the foregoing; and any interest or other amounts payable in connection therewith; and
     (c) all proceeds of the foregoing (including whatever is receivable or received when Collateral or proceeds is invested, sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).
The pledge, assignment and grant of a security interest made by LRC hereunder is for security of the Secured Obligations only; the parties to this Agreement do not intend that LRC’s delivery or deposit of any Collateral, including the Cash Collateral, as herein provided will constitute an advance payment of any Secured Obligations or liquidated damages, nor do the parties intend that the Collateral increase the dollar amount of the Secured Obligations.
3 Provisions Concerning the Deposit Takers.
     (A) Deposit Taker Agreements. At least ten days prior to any initial deposit of Cash Collateral with any Deposit Taker required by this Agreement, LRC must (1) ask BNP Paribas, as the designated Deposit Taker for BNPPLC, and each Eligible Deposit Taker designated by any Participant to act as the Deposit Taker for it under this Agreement, to satisfy the Deposit Taker Prerequisites; and (2) execute and provide to BNPPLC a completed Deposit Taker’s Agreement for BNPPLC’s execution and delivery to each Deposit Taker. Promptly after receipt of a properly completed Deposit Taker’s Agreement executed by LRC and in form ready to be executed by BNP Paribas or any other Eligible Deposit Taker named therein, BNPPLC must execute such Deposit Taker’s Agreement and deliver it to the appropriate Deposit Taker as necessary for the satisfaction of the Deposit Taker Prerequisites.
Without limiting the foregoing, it is understood that (i) BNPPLC and any Participant may designate BNP Paribas as its Deposit Taker, (ii) any Participant may designate itself or any of its Affiliates as its Deposit Taker so long as the Participant or its Affiliate, as the case may be, is an Eligible Deposit Taker, and (iii) as provided in both the preceding provisions of this subparagraph and in subparagraph 3(E), BNPPLC and LRC must promptly upon request execute and deliver any properly completed Deposit Taker Agreement requested by BNPPLC or any Participant to facilitate the designations of Deposit Takers contemplated by this Agreement. If any Participant has not already designated an Eligible Deposit Taker to act as Deposit Taker for it under this Agreement at any time when such a designation is required, then BNPPLC may

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make the designation for such Participant; subject, however, to the Participant’s rights under subparagraphs 3(D) and 3(E).
     (B) Qualification of Deposit Takers Generally. Notwithstanding anything herein to the contrary, BNPPLC may decline to deposit or maintain Cash Collateral hereunder with any Disqualified Deposit Taker.
     (C) Substitutions for Disqualified Deposit Takers.
     (1) Upon learning that any Deposit Taker has become a Disqualified Deposit Taker, LRC or BNPPLC may request that the party for whom such Disqualified Deposit Taker has been designated a Deposit Taker (i.e., BNPPLC or the applicable Participant) (a) designate another Eligible Deposit Taker as its new, substitute Deposit Taker, and (b) direct the substitute to satisfy the Deposit Taker Prerequisites.
     (2) Pending the designation of a substitute Deposit Taker as provided in this subparagraph 3(C) and its execution and delivery to BNPPLC of an appropriate Deposit Taker’s Agreement, BNPPLC may withdraw Collateral held by the Deposit Taker to be replaced and deposit such Collateral with other Deposit Takers. If at any time no Deposit Takers have been designated other than Disqualified Deposit Takers, then BNPPLC must itself select a new Eligible Deposit Taker to act as a Deposit Taker for it and direct the new Eligible Deposit Taker to satisfy the Deposit Taker Prerequisites.
     (D) Other Voluntary Substitutions of Deposit Takers. BNPPLC may, and with the written approval of BNPPLC (which approval will not be unreasonably withheld) any Participant may, at any time designate for itself a new Deposit Taker (in replacement of any prior Deposit Taker acting for it hereunder); provided, the Person so designated is not be a Disqualified Taker.
     (E) Delivery of Deposit Taker’s Agreements by LRC and BNPPLC. To the extent required for the designation of a new Deposit Taker by BNPPLC or any Participant pursuant to subparagraph 3(D), or to permit the substitution or replacement of a Deposit Taker for BNPPLC or any Participant as provided in subparagraphs 3(C) and 3(D), LRC and BNPPLC shall promptly execute and deliver any properly completed Deposit Taker’s Agreement requested by BNPPLC or the applicable Participant.
     (F) Replacement of Participants Proposed by LRC. So long as no Event of Default has occurred and is continuing, BNPPLC shall not unreasonably withhold its approval for a substitution under the Participation Agreement of a new Participant proposed by LRC for any Participant, the Deposit Taker for whom would no longer meet the requirements listed in clause (3) of the definition of Eligible Deposit Taker above; provided, however, that (1) the proposed substitution can be accomplished without a release or breach by BNPPLC of its rights

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and obligations under the Participation Agreement; (2) the new Participant will agree (by executing a Supplement and a supplement to the Participation Agreement as contemplated therein and by other agreements as may be reasonably required by BNPPLC and LRC) to become a party to the Participation Agreement and to this Agreement, to designate an Eligible Deposit Taker as the Deposit Taker for it under this Agreement and to accept a Percentage under the Participation Agreement equal to the Percentage of the Participant to be replaced; (3) the new Participant (or LRC) will provide the funds to pay the termination fee required by subparagraph 6(D) of the Participation Agreement to accomplish the substitution; (4) LRC or the new Participant agrees in writing to indemnify and defend BNPPLC for any and all Losses incurred by BNPPLC in connection with or because of the substitution, including the cost of preparing supplements to the Participation Agreement and this Agreement and including any cost of defending and paying any claim asserted by the Participant to be replaced because of the substitution; and (5) the new Participant shall be a reputable financial institution having a net worth of no less than seven and one half percent (7.5%) of total assets and total assets of no less than $10,000,000,000 (all according to then recent audited financial statements). BNPPLC shall attempt in good faith to assist (and cause BNPPLC’s Parent to attempt in good faith to assist) LRC in identifying a new Participant that LRC may propose to substitute for an existing Participant pursuant to this subparagraph, as LRC may reasonably request from time to time. However, in no event shall BNPPLC itself, or any of its Affiliates, be required to take the Percentage of any Participant to be replaced.
     (G) Constructive Possession of Collateral. The possession by a Deposit Taker of any money, instruments, chattel paper, financial assets or other property constituting Collateral or evidencing Collateral shall be deemed to be possession by BNPPLC or a person designated by BNPPLC, for purposes of perfecting the security interest granted to BNPPLC hereunder pursuant to the UCC or other Applicable Law; and notifications to a Deposit Taker by other Persons holding any such property, and acknowledgments, receipts or confirmations from any such Persons delivered to a Deposit Taker, and control agreements made by any such Person with Deposit Taker with respect to any such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, or control agreements with, financial intermediaries, bailees or agents (as applicable) of such Deposit Taker for the benefit of BNPPLC for the purposes of perfecting such security interests under Applicable Law.
However, nothing in this subparagraph will be construed to permit or authorize any replacement of Cash Collateral required by this Agreement with other types of Collateral or any substitution of other types of Collateral for Cash Collateral hereunder.
     (H) Attempted Setoff by Deposit Taker. By delivery of a Deposit Taker’s Agreement, each Deposit Taker must agree not to setoff or attempt a setoff, without in each case first obtaining the prior written authorization of BNPPLC (which BNPPLC will not grant without the prior written consent of all Participants), obligations owed to such Deposit Taker against any

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Collateral held by it from time to time. Nevertheless, LRC acknowledges and agrees (without limiting its right to recover any resulting damages from any Deposit Taker that violates such agreements) that BNPPLC shall not be responsible for, or be deemed to have taken any action against LRC because of, any violation of such agreement by any Deposit Taker. Further, and without limiting the foregoing, as additional consideration for BNPPLC’s accommodations to LRC, including BNPPLC’s acceptance of the Collateral in lieu of other forms of security as collateral for the Secured Obligations, LRC hereby waives and covenants not to assert any defense or claim arising out of (i) the California antideficiency laws, including without limitation California Code of Civil Procedure Sections 580a, 580b, 580d and 726, and (ii) without limiting the generality of the foregoing, Walker v. Community Bank, 10 Cal. 3d 729, 111 Cal. Rptr. 897, 518 P.2d 329 (1974), Security Pacific Nat’l Bank v. Wozab, 51 Cal. 3d 991, 275 Cal. Rptr. 201, 800 P.2d 557 (1990), and similar cases, to the extent such claim arises out of or relates to the exercise of set off rights by any Deposit Taker.
4 Delivery and Maintenance of Collateral.
     (A) Delivery of Pre-lease Deposits by LRC. On the Effective Date and on each Advance Date prior to the Base Rent Commencement Date, if the Value of Pre-lease Collateral does not already equal or exceed the Minimum Collateral Value, LRC must deposit with the Intermediary, subject to the pledge and security interest created hereby, additional funds as necessary to cause the Value of the Pre-lease Collateral to be no less than the Minimum Collateral Value. Together with any such required deposit, LRC must deliver instructions to the Intermediary (with a copy to BNPPLC), directing the Intermediary to deposit the funds into a specific account then pledged to BNPPLC hereunder and to use such funds to purchase Eligible Investments, which will also be held and maintained in such pledged account as Pre-lease Collateral. Each delivery of funds required by this subparagraph must be received by the Intermediary no later than 12:00 noon (California time) on the date it is required; if received after 12:00 noon it will be considered for purposes of the Lease as received on the next following Business Day. At least five days prior to any Advance Date upon which it is expected that LRC will be required to deliver additional funds pursuant to this subparagraph, LRC shall notify BNPPLC and the Intermediary thereof and of the amount LRC expects to deliver to the Intermediary for deposit as Pre-lease Collateral on the applicable Advance Date. In addition to required deliveries of Pre-lease Deposits as provided in the foregoing provisions, LRC may on any date (whether or not an Advance Date) deliver additional Pre-lease Deposits as provided in the penultimate sentence of the definition of Event of Default above.
     (B) Delivery of Cash Collateral by LRC. On the Base Rent Commencement Date and each Business Day thereafter, including each Base Rent Date, LRC must deliver to BNPPLC for deposit directly into the Transition Account, or (if directed to do so by BNPPLC) deliver to Deposit Takers for deposit directly into the Deposit Accounts, in either case subject to the pledge and security interest created hereby, funds as Cash Collateral then needed (if any) to cause the

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Value of the Cash Collateral to be no less than the Minimum Collateral Value. In the case of deliveries required on any Base Rent Date, each delivery of funds required by the preceding sentence must be received by BNPPLC no later than 12:00 noon (California time) on the date it is required; if received after 12:00 noon it will be considered for purposes of the Lease as received on the next following Business Day. At least five days prior to any date upon which it is expected that LRC will be required to deliver additional funds pursuant to this subparagraph, LRC shall notify BNPPLC and the Participants thereof and of the amount LRC expects to deliver to BNPPLC or Deposit Takers as Cash Collateral; provided, however, such notice will not be required as a condition to the delivery of additional Cash Collateral to prevent or cure an Event of Default as provided in the last sentence of the definition of Event of Default above.
     (C) Transition Account. Pending deposit in the Deposit Accounts or other application as provided herein, all Cash Collateral received by BNPPLC shall be credited to and held by BNPPLC in an account maintained by BNPPLC in its own name with BNPPLC’s Parent (the “Transition Account”), but held for the benefit of BNP Paribas Leasing Corporation and the Participants separate and apart from all other property and funds of BNPPLC, LRC or other Persons, and no other property or funds shall be deposited in the Transition Account. The books and records of BNPPLC shall reflect that the Transition Account and all Cash Collateral on deposit therein are owned by LRC, subject to a pledge and security interest in favor of BNPPLC for the benefit of BNPPLC and Participants.
     (D) Allocation of Cash Collateral Among Deposit Takers. Funds received by BNPPLC from LRC as Cash Collateral will be allocated for deposit among the Deposit Takers (other than Disqualified Deposit Takers) as follows:
first, to the extent possible the funds will be allocated as required to rectify and prevent any Collateral Imbalance; and
second, the funds will be allocated to the Deposit Taker for BNPPLC, unless the Deposit Taker for BNPPLC has become a Disqualified Deposit Taker, in which case the funds will be allocated to other Deposit Takers who are not Disqualified Deposit Takers as BNPPLC deems appropriate.
Further, if for any reason a Collateral Imbalance is determined by BNPPLC to exist, BNPPLC shall, as required to rectify or mitigate the Collateral Imbalance, promptly reallocate Collateral among Deposit Takers by withdrawing Cash Collateral from some Deposit Accounts and redepositing it in other Deposit Accounts or by transferring Cash Collateral directly from some Deposit Accounts to others; except as otherwise provided in subparagraph 3(B). (If either party to this Agreement believes that the Value of the Deposit Accounts held by a particular Deposit Taker causes a Collateral Imbalance to exist, that party will promptly notify the other party to this Agreement and the Participants.) Subject to the foregoing, and provided that BNPPLC does

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not thereby create or exacerbate any Collateral Imbalance which is not excused by subparagraph 3(B), BNPPLC may withdraw and redeposit Cash Collateral or cause it to be transferred directly from one Deposit Account to another in order to reallocate the same among Deposit Takers from time to time as BNPPLC deems appropriate. For purposes of illustration only, examples of the allocations required by this subparagraph are set forth in Exhibit D.
     (E) Status of the Deposit Accounts Under the Reserve Requirement Regulations. Each Deposit Taker shall be permitted to structure the Deposit Account maintained by it as a nonpersonal time deposit under 12 C.F.R., Part II, Chapter 204 (commonly known as “Regulation D”). Accordingly, any Deposit Taker may require at least seven days advance notice of any withdrawal or transfer of funds from the Deposit Account maintained by it and may limit the number of withdrawals or transfers from such Deposit Account to no more than six in any calendar month, notwithstanding anything to the contrary herein or in any deposit agreement that LRC and such Deposit Taker may enter into with respect to such Deposit Account. As necessary to satisfy the seven days notice requirement with respect to withdrawals by BNPPLC when required by LRC pursuant to the provisions below, BNPPLC shall notify the affected Deposit Takers promptly after receipt of any notice from LRC described in subparagraph 5(B)(4) or in subparagraph 5(C).
     (F) Acknowledgment by LRC that Requirements of this Agreement are Commercially Reasonable. LRC acknowledges and agrees that the requirements set forth herein concerning receipt, deposit, withdrawal, allocation, application and distribution of Cash Collateral by BNPPLC, including the requirements and time periods set forth in the Paragraph 5, are commercially reasonable.
5 Withdrawal of Collateral.
     (A) Withdrawal and Management of Pre-lease Collateral. LRC may require BNPPLC to provide to the Intermediary approval of any directions to withdraw any specified Pre-lease Collateral from any account maintained by the Intermediary and pledged hereunder and to deliver the same to LRC or as may otherwise be provided in those directions (which delivery shall be free and clear of all liens and security interests hereunder, except in the case of any delivery of funds by the Intermediary to BNPPLC on behalf of LRC to satisfy the requirements of subparagraph 5(B) below), if, but only if, in each case all four of the following conditions are satisfied:
     (1) Either:
     (a) such withdrawal and delivery of specified Pre-lease Collateral will not cause the Value of the remaining Pre-lease Collateral, which is subject to a Qualified Pledge hereunder, to be less than the Minimum Collateral Value; or

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     (b) the Completion Date shall have occurred and LRC shall already have delivered sufficient Cash Collateral to BNPPLC to satisfy the requirements of subparagraph 5(B) below; or
     (c) the directions to be approved by BNPPLC will require the Intermediary to withdraw and deliver funds directly to and only to BNPPLC, on behalf of LRC, as Cash Collateral pledged pursuant to this Agreement.
     (2) LRC must give BNPPLC notice of the required withdrawal three Business Days prior to the date upon which the withdrawal is to occur, together a copy of the directions to the Intermediary for which BNPPLC’s approval will be required by this subparagraph 5(A) to accomplish the withdrawal.
     (3) No Default (under and as defined in this Agreement) shall have occurred and be continuing, and no Default (as defined in the Common Definitions and Provisions Agreement) shall have occurred and be continuing, at the time LRC gives the notice required by the preceding subparagraph or on the date upon which the withdrawal is required. Furthermore, in order to preserve BNPPLC’s right to prohibit withdrawals when a Default (as defined herein or in the Common Definitions Agreement) has occurred and is continuing, the directions to be approved by BNPPLC must expressly confirm and provide that BNPPLC may terminate its approval, and thereby prohibit subsequent withdrawals without its consent, by notice given to the Intermediary.
     (4) LRC will not request BNPPLC’s approval of more than eight withdrawals of Pre-lease Collateral during any one calendar month.
If the conditions listed in the preceding clauses (1), (3) and (4) are satisfied, and if BNPPLC receives from LRC the notice and the copy of directions to the Intermediary described in the preceding clause (2) less than three Business Days prior to, but at least one Business Day prior to, the date upon which a withdrawal is expected to occur, then BNPPLC will endeavor in good faith to quickly evaluate and act upon the notice so as not to delay the withdrawal; provided, however, in that event, BNPPLC will suffer no liability for failing to do so.
In addition to LRC’s right to arrange withdrawals of Pre-lease Collateral upon satisfaction of the conditions specified above in this subparagraph, so long as the Intermediary is State Street Bank and Trust Company and it remains bound by the Initial Control Agreement, and prior to BNPPLC’s delivery of any Notice of Control (under and as defined in the Initial Control Agreement), LRC may also give Proper Instructions (under and as defined in the Initial Control Agreement) directing the Intermediary to (i) allocate or reallocate investments held in the Securities Account among Eligible Investments (including directions to liquidate any Eligible Investment in whole or in part and then reinvest the proceeds thereof in one or more other

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Eligible Investments) or (ii) substitute Eligible Investments with other Eligible Investments in a manner that satisfies the conditions to substitutions expressly set forth in the Initial Control Agreement.
     (B) Withdrawal of Cash Collateral After the Base Rent Commencement Date and Prior to the Designated Sale Date. LRC may require BNPPLC to withdraw Cash Collateral from one or more Deposit Accounts on any date prior to the Designated Sale Date and to deliver such Cash Collateral to LRC (which delivery shall be free and clear of all liens and security interests hereunder) if, but only if, in each case all of the following conditions are satisfied:
     (1) Such withdrawal and delivery of the Collateral to LRC can be accomplished without causing or exacerbating a Collateral Imbalance.
     (2) Such withdrawal and delivery of the Collateral to LRC will not cause the Value of the remaining Cash Collateral, which is subject to a Qualified Pledge hereunder, to be less than the Minimum Collateral Value.
     (3) Either:
     (a) such withdrawal and delivery of Collateral to LRC will occur on the last day of a Base Rent Period (i.e., a Base Rent Date upon which a Base Rent Period will end); or
     (b) the amount of such withdrawal will be limited in amount so as not to include any interest that has accrued on any Deposit Account from the latest Base Rent Date preceding such withdrawal.
     (4) LRC must give BNPPLC notice of the required withdrawal at least ten days prior to the date upon which the withdrawal is to occur. If such notice applies only to the periodic withdrawal of interest accruing on the Deposit Accounts, it may be in the form of Exhibit E. Otherwise, such notice must be in the form of Exhibit F.
     (5) No Default (under and as defined in this Agreement) shall have occurred and be continuing, and no Default (as defined in the Common Definitions and Provisions Agreement) shall have occurred and be continuing, at the time LRC gives the notice required by the preceding subparagraph or on the date upon which the withdrawal is required.
     (C) Withdrawal and Application of Cash Collateral to Reduce or Satisfy the Secured Obligations to BNPPLC. To satisfy the Secured Obligations, LRC may require BNPPLC to withdraw and retain any Cash Collateral held by any Deposit Taker on the Designated Sale Date

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(which retention by BNPPLC shall be free and clear of all liens and security interests hereunder) as a payment on behalf of LRC of any amounts then due from LRC under the Purchase Agreement; provided, that by a notice in the form of Exhibit G, LRC must have notified BNPPLC of the required withdrawal and payment to BNPPLC at least ten days prior to the date upon which it is to occur and when no Event of Default (under and as defined in this Agreement or as defined in the Common Definitions and Provisions Agreement) has occurred and is continuing.
     (D) Withdrawal and Return of Cash Collateral Following Satisfaction of all Secured Obligations. Following the Designated Sale Date, when all Secured Obligations have been satisfied in full, any remaining Cash Collateral that has not been withdrawn and applied against the Secured Obligations shall revert to LRC as provided in subparagraph 9(F), whereupon LRC may require BNPPLC to withdraw such remaining Cash Collateral then maintained pursuant to this Agreement and promptly transfer such remaining Cash Collateral to LRC.
     (E) No Other Right to Require or Make Withdrawals. LRC may not withdraw or require any withdrawal of Collateral from any account or deposit account pledged hereunder, including the Deposit Accounts, except as expressly provided in the preceding subparagraphs of this Paragraph 5. LRC acknowledges that it will have no check writing privileges or line of credit or credit card privileges under any such pledged account or deposit account, including the Deposit Accounts.
     (F) BNPPLC’s Covenant Not to Make Unauthorized Withdrawals. Notwithstanding provisions of any Control Agreement or of any Deposit Taker’s Agreement which may state that BNPPLC is entitled to withdraw Collateral held by the Intermediary or any Deposit Taker without any prior consent or authorization of LRC, BNPPLC covenants to LRC (as between BNPPLC and LRC) that BNPPLC will not exercise such rights to withdraw Collateral except (1) as required or permitted by this Paragraph 5, (2) in the exercise of BNPPLC’s rights or remedies as otherwise herein provided, or (3) as may from time to time be requested or approved by LRC.
     6 Representations and Covenants of LRC.
     (A) Representations of LRC. LRC represents to BNPPLC as follows:
     (1) LRC is the legal and beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time LRC acquires rights in the Collateral, will be the legal and beneficial owner thereof), subject to the pledge and rights hereby granted in favor of BNPPLC. No other Person has (or, in the case of after-acquired Collateral, at the time LRC acquires rights therein, will have) any right, title, claim or interest (by way of Lien, purchase option or otherwise) in, against or to the Collateral, except for rights created hereunder.

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     (2) BNPPLC has (or in the case of after-acquired Collateral, at the time LRC acquires rights therein, will have) a valid, first priority, perfected pledge of and security interest in the Collateral, regardless of the characterization of the Collateral as deposit accounts, instruments or general intangibles under the UCC, but assuming that the representations of each Deposit Taker in its Deposit Taker’s Agreement are true.
     (3) LRC has delivered to BNPPLC, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer, the originals of all documents, instruments and agreements evidencing the Collateral.
     (4) Neither the ownership or the intended use of the Collateral by LRC, nor the pledge of Collateral or the grant of the security interest by LRC to BNPPLC herein, nor the exercise by BNPPLC of its rights or remedies hereunder, will (i) violate any provision of (a) Applicable Law, (b) the articles or certificate of incorporation, charter or bylaws of LRC, or (c) any agreement, judgment, license, order or permit applicable to or binding upon LRC, or (ii) result in or require the creation of any Lien, charge or encumbrance upon any assets or properties of LRC except as expressly contemplated in this Agreement. Except as expressly contemplated in this Agreement, no consent, approval, authorization or order of, and no notice to or filing with any court, governmental authority or third party is required in connection with the pledge or grant by LRC of the security interest contemplated herein or the exercise by BNPPLC of its rights and remedies hereunder.
     (B) Covenants of LRC. LRC hereby agrees as follows:
     (1) LRC, at LRC’s expense, shall promptly procure, execute and deliver to BNPPLC all documents, instruments and agreements and perform all acts which are necessary or desirable, or which BNPPLC may request, to establish, maintain, preserve, protect and perfect the Collateral, the pledge thereof to BNPPLC or the security interest granted to BNPPLC therein and the first priority of such pledge or security interest or to enable BNPPLC to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the preceding sentence, LRC shall (A) procure, execute and deliver to BNPPLC all stock powers, endorsements, assignments, financing statements and other instruments of transfer requested by BNPPLC, (B) deliver to BNPPLC promptly upon receipt all originals of Collateral consisting of instruments, documents and chattel paper, and (C) cause the security interest of BNPPLC in any Collateral consisting of securities to be recorded or registered in the books of any financial intermediary or Clearing System requested by BNPPLC.
     (2) When applicable law provides more than one method of perfection of

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BNPPLC’s security interest in the Collateral, BNPPLC may choose the method(s) to be used. LRC hereby authorizes BNPPLC to file any financing statements or financing statement amendment covering all or any portion of the Collateral or relating to the security interest created herein.
     (3) LRC shall not use or authorize or consent to any use of any Collateral in violation of any provision of this Agreement or any other Operative Document or any Applicable Law.
     (4) LRC shall pay promptly when due all taxes and other governmental charges, Liens and other charges now or hereafter imposed upon, relating to or affecting any Collateral or arising on any interest or earnings thereon.
     (5) LRC shall appear in and defend, on behalf of BNPPLC, any action or proceeding which may affect LRC’s title to or BNPPLC’s interest in the Collateral.
     (6) Subject to the express rights of LRC under Paragraph 5, LRC shall not surrender or lose possession of (other than to BNPPLC or an Intermediary or a Deposit Taker pursuant hereto), encumber, lease, rent, option, or otherwise dispose of or transfer any Collateral or right or interest therein, and LRC shall keep the Collateral free of all Liens (other than Liens granted under this Agreement). Without limiting the foregoing, LRC will not, with respect to any Pre-lease Collateral, (i) file or permit to be filed any financing or like statement in which BNPPLC is not named as the sole secured party, (ii) consent or be a party to any securities account control agreement or other similar agreement with any Intermediary to which BNPPLC is not also a party, (iii) pledge or otherwise encumber such Pre-lease Collateral, or (iv) except as permitted by the last sentence of subparagraph 5(A)(3) above, sell, assign, or otherwise dispose of, or grant any option with respect to, such Pre-lease Collateral. The rights granted to BNPPLC pursuant to this Agreement are in addition to the rights granted to BNPPLC in any Control Agreement or other custody, investment management, trust, account control agreement or similar agreement. In case of conflict between the provisions of this Agreement and of any other such agreement, the provisions of this Agreement will prevail.
     (7) LRC will not take any action which would in any manner impair the value or enforceability of BNPPLC’s pledge of or security interest in any Collateral, nor will LRC fail to take any action which is required to prevent (and which LRC knows is required to prevent) an impairment of the value or enforceability of BNPPLC’s pledge of or security interest in any Collateral.
     (8) Without limiting the foregoing, within five days after LRC becomes aware

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of any failure of the pledge or security interest contemplated herein in any Pre-lease Collateral, the Transition Account or any Deposit Account or Cash Collateral to be a valid, perfected, first priority pledge or security interest (regardless of the characterization thereof as deposit accounts, securities accounts, instruments or general intangibles under the UCC), LRC shall notify BNPPLC of such failure.
7 Authorized Action by BNPPLC.
     LRC hereby irrevocably appoints BNPPLC as LRC’s attorney-in-fact for the purpose of authorizing BNPPLC to perform (but BNPPLC shall not be obligated to and shall incur no liability to LRC or any third party for failure to perform) any act which LRC is obligated by this Agreement to perform, and to exercise, consistent with the other provisions of this Agreement, such rights and powers as LRC might exercise with respect to the Collateral during any period in which a Default has occurred and is continuing, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) insure, process, preserve and enforce the Collateral; (d) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (e) pay any indebtedness of LRC relating to the Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder.
8 Default and Remedies.
     (A) Remedies. In addition to all other rights and remedies granted to BNPPLC by this Agreement and other Operative Documents or by the UCC and other Applicable Laws, BNPPLC may, upon the occurrence and during the continuance of any Event of Default, exercise any one or more of the following rights and remedies, all of which will be in furtherance of its rights as a secured party under the UCC:
     (1) BNPPLC may collect, receive, appropriate or realize upon the Collateral or otherwise foreclose or enforce the pledge of or security interests in any or all Collateral in any manner permitted by Applicable Law or in this Agreement.
     (2) BNPPLC may notify any Deposit Taker to pay all or any portion of Cash Collateral held by such Deposit Taker directly to BNPPLC up to an amount equal to the then outstanding Secured Obligations. BNPPLC shall apply any Cash Collateral or proceeds of other Collateral received by BNPPLC after the occurrence of an Event of Default to the Secured Obligations in any order BNPPLC believes to be in its best interest. If any such Cash Collateral or proceeds received by BNPPLC remains after all

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Secured Obligations have been paid in full, BNPPLC will deliver or direct the Deposit Takers to deliver the same to LRC or other Persons entitled thereto.
Without limiting the foregoing, when any Event of Default has occurred and is continuing, BNPPLC may, without notice or demand, sell, redeem, offset, setoff, debit, charge or otherwise dispose of or liquidate into cash any Collateral and/or to apply it or the proceeds thereof to repay any or all of the Secured Obligations in such order as BNPPLC believes to be in its best interest,regardless of whether any such Secured Obligations are contingent, unliquidated or unmatured or whether BNPPLC has any other recourse to LRC or any Other Liable Party or any other collateral or assets (including the Property). Moreover, regardless of whether BNPPLC commences any action to foreclose the lien and security interest granted in Exhibit B to the Lease (a “Property Foreclosure”) before, after or contemporaneously with any action BNPPLC may take under this Pledge Agreement to collect Cash Collateral or proceeds of other Collateral, and regardless of whether BNPPLC actually receives proceeds of a Property Foreclosure before or after it receives Cash Collateral or proceeds of other Collateral, BNPPLC will be entitled to apply Cash Collateral and proceeds of other Collateral to satisfy or reduce the Secured Obligations before applying the proceeds of a Property Foreclosure to other remaining obligations secured as described in Exhibit B to the Lease. Also, BNPPLC may exercise its rights without regard to any premium or penalty from liquidation of any Collateral and without regard to LRC’s basis or holding period for any Collateral.
In connection with the exercise of its remedies under this Agreement, BNPPLC may sell from its offices in Dallas, Texas, or elsewhere, in one or more sales, at the price as BNPPLC deems best, for cash or on credit or for other property, for immediate or future delivery, any item of the Collateral, at any broker’s board or at public or private sale, in any reasonable manner permissible under the UCC (except that, to the extent permissible under the UCC, LRC waives any requirements of the UCC) and BNPPLC or anyone else may be the purchaser of the Collateral and hold it free from any claim or right including, without limitation, any equity of redemption of LRC, which right LRC expressly waives. BNPPLC may in its sole discretion elect to conduct any sale (and related offers) of any Collateral in such a manner as to avoid the need for registration or qualification thereof under any Federal or state securities laws, that such conduct may include restrictions (including as to potential purchasers) and other requirements (such as purchaser representations) which may result in prices or other terms less favorable than those which might have been obtained through a public sale not subject to such restrictions and requirements and that any offer and sale so conducted shall be deemed to have been made in a commercially reasonable manner.
In connection with the exercise of its remedies, BNPPLC may also, in its sole discretion, for its own benefit, acting either in its own name or in the name of LRC:
     (i) hold any monies or proceeds representing the Collateral in a cash collateral account in U.S. dollars or other currency that BNPPLC reasonably selects and

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invest such monies or proceeds on behalf of LRC;
     (ii) with respect to any deposits constituting Pre-lease Collateral: (x) renew such deposits on terms and for periods BNPPLC deems appropriate; (x) demand, collect, and receive payment of any monies or proceeds due or to become due in respect of such deposits; or (z) execute any instruments required for the withdrawal or repayment of the such deposits;
     (iii) with respect to any Securities constituting Pre-lease Collateral: A) transfer such Securities to an account of BNPPLC, whether in the possession of, or registered in the name of, any Clearing System or held otherwise; B) transfer any such Securities held in book entry form with any Federal Reserve Administrative Agent to the account of BNPPLC with such Federal Reserve Administrative Agent; or C) transfer any such Securities registered in the name of LRC to the name of BNPPLC or its nominee and complete and deliver any necessary stock powers or other transfer instruments;
     (iv) convert any Collateral denominated in a currency other than U.S. dollars to U.S. dollars at the spot rate of exchange for the purchase of U.S. dollars with such other currency which is quoted by a branch or office of BNPPLC’s Parent selected by BNPPLC (or, if no such rate is quoted by BNPPLC’s Parent on any relevant date, then at a rate estimated by BNPPLC on the basis of other quoted spot rates) or another prevailing rate that BNPPLC reasonably deems more appropriate; or
     (v) apply any portion of the Collateral, first, to pay or reimburse all costs and expenses of BNPPLC and then to all or any portion of the Secured Obligations in such order as BNPPLC may believe to be in its best interest.
In any event, LRC will pay to BNPPLC upon demand all expenses (including Attorneys’ Fees) incurred by BNPPLC in connection with the exercise of any of BNPPLC’s rights or remedies under this Agreement.
Notwithstanding that BNPPLC may continue to hold Collateral and regardless of the value of the Collateral, LRC will remain liable for the payment in full of any unpaid balance of the Secured Obligations.
In any case where notice of any sale or disposition of any Collateral is required, LRC hereby agrees that seven (7) days notice of such sale or disposition is reasonable.
     (B) Recovery Not Limited. To the fullest extent permitted by applicable law, LRC waives any right to require that BNPPLC proceed against any other Person, exhaust any Collateral or other security for the Secured Obligations, or to have any Other Liable Party joined

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with LRC in any suit arising out of the Secured Obligations or this Agreement, or pursue any other remedy in their power. LRC waives any and all notice of acceptance of this Agreement. LRC further waives notice of the creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations of any Other Liable Party from time to time and any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. Until all of the Secured Obligations shall have been paid in full, LRC shall have no right to subrogation, reimbursement, contribution or indemnity against any Other Liable Party and LRC waives the right to enforce any remedy which BNPPLC has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by or on behalf of BNPPLC. LRC authorizes BNPPLC, without notice or demand and without any reservation of rights against LRC and without affecting LRC’s liability hereunder or on the Secured Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Secured Obligations, and exchange, enforce, waive and release any or all of such other property, (b) after and during the continuance of any Event of Default, apply or require the application of the Collateral (in accordance with this Agreement) or such other property in any order they may determine and to direct the order or manner of sale thereof as they may determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party with respect to any or all of the Secured Obligations or other security for the Secured Obligations, and (d) release or substitute any Other Liable Party.
9 Miscellaneous.
     (A) Payments by LRC to BNPPLC. All payments and deliveries of funds required to be made by LRC to BNPPLC hereunder shall be paid or delivered in immediately available funds by wire transfer to the Transition Account in accordance with wiring instructions which will be provided by BNPPLC to LRC. Time is of the essence as to all payments and deliveries of funds by LRC to BNPPLC under this Agreement.
     (B) Payments by BNPPLC to LRC. All payments of Cash Collateral withdrawn by BNPPLC from the Deposit Accounts and required to returned by BNPPLC to LRC hereunder shall be paid or delivered in immediately available funds by wire transfer to:
Lam Research Corporation
USD Concentration Account B LaSalle Bank NA

Bank Name:	LaSalle National Bank
Bank Address:	135 S. LaSalle Street Chicago, Il 60603
ABA # (Domestic):	071000505

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SWIFT ID (Int’l):	LASLUS44
Account Name:	Lam Research Corporation
Account Number:	58000-68321
Bank Contact:	Juliana Silvestri
312-904-0445
juliana.silvestri@abnamro.com
Reference:	BNPPLC Lease (Return of Collateral - Livermore/Parcel 7)
or at such other place and in such other manner as LRC may designate in a notice sent to BNPPLC. Time is of the essence as to all such payments by BNPPLC to LRC.
     (C) Cumulative Rights, etc. Except as herein expressly provided to the contrary, the rights, powers and remedies of BNPPLC under this Agreement shall be in addition to all rights, powers and remedies given to them by virtue of any Applicable Law, any other Operative Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing their respective rights hereunder. LRC waives any right to require BNPPLC to proceed against any Person or to exhaust any Collateral or other collateral or security or to pursue any remedy in BNPPLC’s power.
     (D) Survival of Agreements. All representations and warranties of LRC herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Operative Documents and the creation of the Secured Obligations and continue until terminated or released as provided herein.
     (E) Other Liable Party. Neither this Agreement nor the exercise by BNPPLC or the failure of BNPPLC to exercise any right, power or remedy conferred herein or by law shall be construed as relieving LRC or any Other Liable Party from liability on the Secured Obligations or any deficiency thereon. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other agreement evidencing or securing the Secured Obligations to which LRC or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, or any other event or proceeding affecting any Other Liable Party.

Pledge Agreement (Livermore/ Parcel 7) — Page 25

     (F) Termination. Following the Designated Sale Date, upon satisfaction in full of all Secured Obligations (other than contingent indemnity obligations) and upon written request for the termination of this Agreement delivered by LRC to BNPPLC, BNPPLC will execute and deliver, at LRC’s expense, an acknowledgment that this Agreement and the pledge and security interest created hereby are terminated, whereupon all rights to any remaining Collateral that has not been applied against Secured Obligations in accordance with this Agreement shall revert to LRC.
[The signature pages follow.]

Pledge Agreement (Livermore/ Parcel 7) — Page 26

     IN WITNESS WHEREOF, this Pledge Agreement (Livermore/ Parcel 7) is executed to be effective as of December 18, 2007.

BNP PARIBAS LEASING CORPORATION, a Delaware corporation
By:	/s/ Barry Mendelsohn
Barry Mendelsohn, Director

Pledge Agreement (Livermore/ Parcel 7) — Signature Page

[Continuation of signature pages for Pledge Agreement (Livermore/ Parcel 7) dated as of December 18, 2007]

LAM RESEARCH CORPORATION, a Delaware corporation
By:	/s/ Roch LeBlanc
Roch LeBlanc, Treasurer

Pledge Agreement (Livermore/ Parcel 7) — Signature Page

Exhibit A
TO PLEDGE AGREEMENT
CRITERIA FOR ELIGIBLE INVESTMENTS
1. Eligible Investments. Eligible Investments will include only the following (and in the case of any of the following which are registered in the name of the LRC, payable to the LRC’s order, or specifically endorsed to LRC, only those which have been endorsed by LRC to the Intermediary or in blank):
•	Direct obligations of the US government and federal agencies.

•	Commercial paper and corporate notes including bonds and medium term notes.

•	Bank instrument of top 100 (ranked by asset size) international banks or the top 50 domestic banks ranked by American Banker. This may include Bankers Acceptances and Bankers Notes.
2. Maturity. The maximum maturity of any single investment is as follows:
•	Direct obligations of US government and federal agencies: 10 years

•	Other Eligible Investments: 7 years
Maturity is defined as actual maturity, put, remarketing, auction, or pre-refunding date from the date of settlement.
3. Acceptable Ratings. The following minimum rating rules apply to issuers of Eligible Investments other than direct obligations of the US government:

	Moody’s	S&P	Fitch
Short Term	P-1	A-1	F1
Long Term	A2	A	A
And such issuers must have a rating assigned by two of the following rating agencies: Moody’s Investors Service, Standard & Poor’s, and/or Fitch Ratings. In the event of a “split rating”, the lower rating must comply with the minimum rating rules.

Exhibit B
TO PLEDGE AGREEMENT
AGREEMENT RE: BLOCKED ACCOUNT
(LIVERMORE/ PARCEL 7)
          This Agreement (the “Agreement”), among                                          (the “Deposit Taker”), LAM RESEARCH CORPORATION (“LRC”) and BNP PARIBAS LEASING CORPORATION (“BNPPLC”) pursuant to the Pledge Agreement (Livermore/ Parcel 7) dated as of December 18, 2007, as amended from time to time (the “Pledge Agreement”), is dated as of                     , 20___, and shall serve as instructions regarding the following deposit account established by LRC at the Deposit Taker (the “Deposit Account”):

Account	Account	Account
Type	Office	Number

Time Deposit
The Deposit Account is styled “LAM RESEARCH CORPORATION, pledged to BNP Paribas Leasing Corporation” or some abbreviation thereof made by Deposit Taker for operational purposes.
     1. Lien. As provided in the Pledge Agreement, LRC has granted to BNPPLC a continuing lien on and security interest in the Deposit Account and all amounts from time to time on deposit therein. The parties hereto agree that this Agreement complies with [Section 9-104(a)(2) of the Illinois Uniform Commercial Code]. (Unless otherwise defined herein, all capitalized terms used in this Agreement have the respective meanings given to those terms in the Pledge Agreement.)
     2. Duties. Deposit Taker agrees to take such action with respect to the Deposit Account as shall from time to time be specified in any writing purportedly from BNPPLC as provided herein. LRC and BNPPLC agree that: (a) Deposit Taker has no duty to monitor the balance of the Deposit Account; (b) BNPPLC may at any time make withdrawals from the Deposit Account and take any and all actions with respect to the Deposit Account, and Deposit Taker is hereby authorized to honor any instructions with respect to the Deposit Account (including withdrawals therefrom) which purport to be from BNPPLC (in each case without notifying or obtaining the consent of LRC); (c) Deposit Taker may, without further inquiry, rely on and act in accordance with any instructions it receives from (or which purport to be from) BNPPLC, notwithstanding any conflicting or contrary instructions it may receive from LRC, and Deposit Taker shall have no liability to BNPPLC, LRC or any other person in relying on and acting in accordance with any such instructions; (d) Deposit Taker shall have no responsibility to inquire as to the form, execution, sufficiency or validity of any notice or instructions delivered to it hereunder, nor to inquire as to the identity, authority or rights of the person or persons executing or delivering the same, and (e) Deposit Taker shall have a reasonable period of time within which to act in accordance with any notice or instructions from BNPPLC with respect to the Deposit Account. Notwithstanding the preceding terms of this Section, it is expressly understood and agreed that any direction or request by BNPPLC with respect to the Deposit Account will apply only to available funds on deposit in the Deposit Account and BNPPLC shall make withdrawals from the Deposit Account only via fedwire or by electronic funds transfer.
     3. Interest on the Deposit Account. Deposit Taker will have no obligation to pay any interest on the Deposit Account except as follows: on each Base Rent Date accrued interest on each Deposit Account maintained by Deposit taker will be added to the Deposit Account for the period (the “Interest Period”) since the preceding Base Rent Date (or if there was no preceding Base Rent Date, since the Base Rent Commencement Date) equal to the product of:
•	the lesser of (i) an amount, computed as of the first day of the Base Rent Period that includes or coincides with such Interest Period, equal to a fraction of the Lease Balance, the numerator of which fraction equals the funds held in the Deposit Account on such first day and the denominator of which fraction equals the total of all Cash Collateral pledged to BNPPLC on such first day, or (ii) the principal balance of the Deposit Account on the first day of such Interest Period, times

•	the Collateral Percentage for the Base Rent Period that includes or coincides with such Interest Period, times

•	LIBID for such Interest Period, times

•	the number of days in such Interest Period, divided by

•	three hundred sixty.
(As used in this Section 3, capitalized terms defined in the Common Definitions and Provisions Agreement are intended to have the respective meanings assigned to them in the Common Definitions and Provisions Agreement.)
     4. Information. Deposit Taker shall provide BNPPLC with such information with respect to the Deposit Account and all items (and proceeds thereof) deposited in the Deposit Account as BNPPLC may from time to time reasonably request, and LRC hereby consents to such information being provided to BNPPLC and agrees to pay all expenses in connection therewith.
     5. Exculpation; Indemnity. Deposit Taker undertakes to perform only such duties as are expressly set forth herein. Notwithstanding any other provisions of this Agreement, the

Exhibit B to Pledge Agreement (Livermore/ Parcel 7) — Page 2

parties hereby agree that Deposit Taker shall not be liable for any action taken by it in accordance with this Agreement, including, without limitation, any action so taken at BNPPLC’s request, except direct damages attributable to the Deposit Taker’s gross negligence or willful misconduct. In no event shall Deposit Taker be liable for any (i) losses or delays resulting from acts of God, war, computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond Deposit Taker’s reasonable control, or (ii) for indirect, special, punitive or consequential damages. LRC agrees to indemnify and hold Deposit Taker harmless from and against all costs, damages, claims, judgments, reasonable attorneys’ fees, expenses, obligations and liabilities of every kind and nature (collectively, “Losses”) which Deposit Taker may incur, sustain or be required to pay (other than those attributable to Deposit Taker’s gross negligence or willful misconduct) in connection with or arising out of this Agreement or the Deposit Account (including without limitation, the amount of any overdraft created in the Deposit Account resulting from a Chargeback or from debiting the Deposit Account for Charges (defined below) owed to the Deposit Taker), and to pay to Deposit Taker on demand the amount of all such Losses. Nothing in this Section, and no indemnification of Deposit Taker hereunder, shall affect in any way the indemnification obligations of LRC to BNPPLC under the Pledge Agreement or other Operative Documents. The provisions of this Section shall survive termination of this Agreement.
     6. Chargebacks. All items deposited in, and electronic funds transfers credited to, the Deposit Account and then returned unpaid or returned (or not finally settled) for any reason (collectively, “Chargebacks”) will be charged back to the Deposit Account, including (a) any item which is returned because of insufficient or uncollected funds or otherwise dishonored for any reason, and (b) any returns or reversals relating to electronic funds transfers or deposits into the Deposit Account.
The Deposit Taker will notify LRC and BNPPLC of any and all Chargebacks which have been charged back to the Deposit Account by reporting the return of such items (or electronic funds transfers) to the persons identified in, or as otherwise designated pursuant to, the Section regarding Notices in this Agreement. The returned item will be sent to LRC along with a debit advice. BNPPLC will also receive a copy of each such returned item and the debit advice, provided, however, that after receipt of written notice from BNPPLC, Deposit Taker will send the returned item directly to BNPPLC.
In the event there are insufficient funds in the Deposit Account to cover such Chargebacks, upon receipt of notice from Deposit Taker of the occurrence of such Chargebacks and the failure of LRC to pay Deposit Taker such Chargebacks, BNPPLC agrees to pay the amount of the Chargebacks to Deposit Taker, in immediately available funds, within one Business Day after receipt of such notice, provided that (A) in no event will BNPPLC’s obligation to pay any Chargeback to Deposit Taker exceed the amount of insufficient funds described in this provision, if any, caused by a withdrawal of funds from the Deposit Account and payment of the same to

Exhibit B to Pledge Agreement (Livermore/ Parcel 7) — Page 3

BNPPLC, and (B) any such liability of BNPPLC to Deposit Taker shall in no way release LRC from liability to BNPPLC and shall not impair BNPPLC’s rights and remedies against LRC, by way of subrogation or otherwise, to collect all such Chargebacks.
     7. Charges. In consideration of the services of Deposit Taker in establishing, maintaining, and conducting transactions through the Deposit Account, Deposit Taker has established, and LRC hereby agrees to pay the reasonable and customary fees and other charges for the Deposit Account and services related thereto, together with any and all other expenses incurred by Deposit Taker in connection with this Agreement or the Deposit Account and related services, including without limitation amounts paid or incurred by Deposit Taker in enforcing its rights and remedies under this Agreement, or in connection with defending any claim made against Deposit Taker in connection with this Agreement or the Deposit Account (collectively, the “Charges”). However, no Charges will be debited to or offset against funds in the Deposit Account without the prior written consent of BNPPLC. If LRC fails to pay the amount of the Charges within five (5) Business Days of receipt of a billing statement detailing such Charges, BNPPLC agrees to pay Deposit Taker, via wire transfer or other immediately available funds, the amount of such Charges within two (2) Business Days after receipt of a billing statement detailing such Charges. Deposit Taker will bill LRC directly, and LRC agrees to pay Deposit Taker, via wire transfer or other immediately available funds, the amount of such Charges. Deposit Taker reserves the right to change any or all of the fees and charges according to annual review, upon not less than ten (10) days written notice to LRC and BNPPLC.
     8. Irrevocable Agreement. LRC acknowledges that the agreements made by it and the authorizations granted by it herein are irrevocable and that the authorizations granted in Section 2 are powers coupled with an interest.
     9. Set-off. Deposit Taker waives all of its existing and future rights of set-off and banker’s liens against the Deposit Account and all items (and proceeds thereof) that come into possession of Deposit Taker in connection with the Deposit Account, except those rights of set-off and banker’s liens arising in connection with Chargebacks.
     10. Miscellaneous. This Agreement is binding upon the parties hereto and their respective successors and assigns (including any trustee of LRC appointed or elected in any action under the Bankruptcy Code) and shall inure to their benefit. Neither LRC nor BNPPLC may assign their respective rights hereunder unless the prior written consent of the Deposit Taker is obtained. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived, except by an instrument in writing signed by the parties hereto. Any provision of this Agreement that may prove unenforceable under any law or regulation shall not affect the validity of any other provision hereof. This Agreement shall be governed by, and interpreted in accordance with, the laws of the state in which the account office identified above is located without regard to conflict of laws provisions. Each party hereto intentionally,

Exhibit B to Pledge Agreement (Livermore/ Parcel 7) — Page 4

knowingly and voluntarily irrevocably waives any right to trial by jury in any proceeding related to this Agreement. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.
     11. Termination and Resignation. This Agreement may be terminated by agreement of BNPPLC and LRC upon fifteen (15) days’ prior written notice to Deposit Taker; provided, however, that this Agreement shall terminate immediately upon notice from BNPPLC that all of LRC’s obligations secured by the Pledge Agreement are satisfied. Deposit Taker may, at any time upon thirty (30) days’ prior written notice to BNPPLC and LRC, terminate this Agreement and close the Deposit Account; provided, however, that a substitute deposit taker has been appointed for [BNPPLC or name of Participant] [if name of Participant is inserted, then also insert: “(in its capacity as a Participant)”] under and as described in the Pledge Agreement.. Upon termination of this Agreement any funds in the Deposit Account shall be subject to the direction of BNPPLC, including any direction given by BNPPLC that such funds be wired to another “Deposit Taker” designated for [BNPPLC or name of Participant] under and as defined in the Pledge Agreement.
     12. Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 P.M. (Central time) (but only if such telecopied document is also delivered by another method permitted by this Agreement by the next banking business day), or, if not, on the next succeeding Business Day; or (c) if delivered by reputable overnight courier, the banking business day on which such delivery is made by such courier.
     Notices shall be addressed as follows:

BNPPLC:	BNP Paribas Leasing Corporation
12201 Merit Drive, Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox, Managing Director

Telecopy: (972) 788-9140
Email: lloyd.cox@americas.bnpparibas.com

Deposit Taker:

Attn:

Exhibit B to Pledge Agreement (Livermore/ Parcel 7) — Page 5

Telecopy:

LRC:	Lam Research Corporation
4300 Cushing Parkway
Fremont, California 94538
Attention: Roch LeBlanc, Treasurer

Telecopy: (512) 572-1586
Email: Roch.Leblanc@lamrc.com
or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section.
[signature page follows.]

Exhibit B to Pledge Agreement (Livermore/ Parcel 7) — Page 6

     This Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

LAM RESEARCH CORPORATION, a Delaware corporation
By:
Name:
Title:

BNP PARIBAS LEASING CORPORATION, a Delaware corporation
By:
Name:
Title:

ACCEPTED AND AGREED TO as of this ______day of _____________, ______. [DEPOSIT TAKER]
By:
Name:
Title:

Exhibit B to Pledge Agreement (Livermore/ Parcel 7) — Page 7

Exhibit C
TO PLEDGE AGREEMENT
DESCRIPTION OF INITIAL PRE-LEASE COLLATERAL
All assets held or to be held in the following custody or subcustody accounts, safekeeping accounts, investment management accounts and/or other account with the Intermediary:

Type of Account	Account Number	Entity/Location

Securities Account	[_________________]	State Street Bank and Trust Company

Exhibit D
TO PLEDGE AGREEMENT
EXAMPLES OF CALCULATIONS REQUIRED
TO AVOID A COLLATERAL IMBALANCE
     The examples below are provided to illustrate the calculations required for allocations of Cash Collateral in a manner that will avoid a Collateral Imbalance. The examples are not intended to reflect actual numbers under this Agreement or actual Percentages of BNPPLC or any of the Participants; nor are the examples intended to provide a formula for the allocations that would be appropriate in every case.
EXAMPLE NO. 1
Assumptions:
1.	Two Participants (“Participant A” and “Participant B”) are parties to the Participation Agreement with BNPPLC. Participant A’s Percentage is 50% and Participant B’s Percentage is 45%, leaving BNPPLC with a Percentage of 5%.
2.	The Initial Advance was $12,000,000, resulting in a Lease Balance of $12,000,000, allocable as follows:

A.	BNPPLC’s Parent (providing BNPPLC’s share) (5%)	$600,000
B.	Participant A (50%)	6,000,000
C.	Participant B (45%)	5,400,000

	TOTAL	$12,000,000
3.	The initial Minimum Collateral Value was $12,000,000
4.	As of the Effective Date, LRC had delivered to BNPPLC Cash Collateral of $12,000,000, equal to the Minimum Collateral Value, as required by subparagraph 4(B) of this Agreement.
Allocation of Cash Collateral Required: To avoid a Collateral Imbalance under these assumptions, BNPPLC would be required to allocate the $12,000,000 to the Deposit Takers for BNPPLC and the Participants as follows:

A.	BNPPLC’s Deposit Taker (5% of Minimum Collateral Value)	$600,000
B.	Participant A’s Deposit Taker (50% of Minimum Collateral Value)	$6,000,000
C.	Participant B’s Deposit Taker (45% of Minimum Collateral Value)	$5,400,000

	TOTAL	$12,000,000

EXAMPLE NO. 2
Assumptions: Assume the same facts as in Example No. 1, and in addition assume that:
1.	Effective as of the first Base Rent Date, a new Participant approved by LRC (“Participant C”) became a party to this Agreement and the Participation Agreement, taking a Percentage of 20%. Simultaneously, Participant A and Participant B voluntarily entered into supplements to the Participation Agreement which reduced their Percentages to 40% and 35%, respectively, in return for appropriate payments made to them.
Allocation of Cash Collateral Required: To avoid a Collateral Imbalance under these assumptions, BNPPLC would be required to allocate the Cash Collateral as required to leave the Deposit Takers for BNPPLC and the Participants with the following amounts:

A.	BNPPLC’s Deposit Taker (5% of Minimum Collateral Value)	$600,000
B.	Participant A’s Deposit Taker (40% of Minimum Collateral Value)	$4,800,000
C.	Participant B’s Deposit Taker (35% of Minimum Collateral Value)	$4,200,000
D.	Participant C’s Deposit Taker (20% of Minimum Collateral Value)	$2,400,000

	TOTAL	$12,000,000

Exhibit E
TO PLEDGE AGREEMENT
NOTICE OF LRC’s REQUIREMENT TO
WITHDRAW AND PAY INTEREST
EARNED ON CASH COLLATERAL
[_________, ___]
BNP Paribas Leasing Corporation
12201 Merit Drive, Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox, Managing Director

Re:	Pledge Agreement (Livermore/ Parcel 7) dated as of December 18, 2007 between Lam Research Corporation and BNP Paribas Leasing Corporation
Gentlemen:
     Capitalized terms used in this letter are intended to have the meanings assigned to them in the Pledge Agreement (Livermore/ Parcel 7) referenced above (the “Pledge Agreement”). This letter constitutes notice to you, as secured party under the Pledge Agreement, that pursuant to subparagraph 5(B) of the Pledge Agreement, LRC requires you to withdraw the interest that has accrued on, and been added to, the Deposit Accounts on the last day of each Base Rent Period and to return the same to LRC on the date of withdrawal.
     We understand that each withdrawal and return of interest accrued on the Deposit Accounts will be subject to the conditions that:
     (i) You may limit the withdrawal and payment of such interest to LRC as necessary to cause the Value of the remaining Cash Collateral, which is subject to a Qualified Pledge under the Pledge Agreement, to be no less than the Minimum Collateral Value on the date of withdrawal.
     (ii) You may decline to withdraw and pay any such interest to LRC when any Default has occurred and is continuing.
NOTE: WE UNDERSTAND THAT YOU MAY BECOME ENTITLED TO LIMIT THE AMOUNT OF, OR DECLINE TO MAKE, ANY WITHDRAWAL AND PAYMENT OF INTEREST EXPECTED

PURSUANT TO THIS NOTICE BY REASON OF THE FOREGOING CONDITIONS. IN THE EVENT, HOWEVER, YOU SHOULD DETERMINE THAT YOU WILL EXERCISE THAT RIGHT, WE ASK THAT YOU PROMPTLY NOTIFY LRC AND ADVISE LRC OF THE REASONS YOU BELIEVE THAT YOU ARE NOT REQUIRED TO WITHDRAW AND PAY THE INTEREST ON THE DEPOSIT ACCOUNT AS PROVIDED ABOVE.
     Please remember that the express terms of the Pledge Agreement permit the Deposit Takers to require notice of withdrawal at least seven days before Cash Collateral is withdrawn from the Deposit Accounts. Accordingly, you must notify the Deposit Takers seven days prior to each withdrawal of Cash Collateral required by this notice.

Lam Research Corporation
By:
Name:
Title:

Exhibit E to Pledge Agreement (Livermore/ Parcel 7) — Page 2

Exhibit F
TO PLEDGE AGREEMENT
NOTICE OF LRC’s REQUIREMENT TO
WITHDRAW EXCESS CASH COLLATERAL
[_________, ___]
BNP Paribas Leasing Corporation
12201 Merit Drive, Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox, Managing Director

Re:	Pledge Agreement (Livermore/ Parcel 7) dated as of December 18, 2007 between Lam Research Corporation and BNP Paribas Leasing Corporation
Gentlemen:
     Capitalized terms used in this letter are intended to have the meanings assigned to them in the Pledge Agreement (Livermore/ Parcel 7) referenced above (the “Pledge Agreement”). This letter constitutes notice to you, as secured party under the Pledge Agreement, that pursuant to subparagraph 5(B) of the Pledge Agreement, LRC requires you to withdraw from the Deposit Accounts and return to LRC the following amount:
                                                             Dollars ($________)
on the following date:
                    , ___
     To assure you that LRC has satisfied the conditions to its right to require such withdrawal, and to induce you to comply with this notice, LRC certifies to you that:
     (iii) You may withdraw funds from any number of Deposit Accounts so as to accomplish the withdrawal of an aggregate amount as required by this notice without creating any Collateral Imbalance,
     (iv) Your withdrawal and delivery of the amount specified above to LRC will not cause the Value of the remaining Cash Collateral, which is subject to a Qualified

Pledge under the Pledge Agreement, to be less than the Minimum Collateral Value. After giving effect to such withdrawal, the Cash Collateral remaining in the Deposit Accounts will be:
                                                             Dollars ($________).
     (v) Either:
     (A) the date of withdrawal specified above is the last day of a Base Rent Period (i.e., a Base Rent Date upon which a Base Rent Period will end); or
     (B) the amount of the withdrawal required above is not so large as to require any withdrawal of any interest that has accrued on any of the Deposit Accounts since the latest Base Rent Date preceding such withdrawal.
     (vi) LRC is giving this notice to you at least ten days prior to the expected date of withdrawal specified above.
     (vii) No Event of Default has occurred and is continuing as of the date of this notice, and LRC does not anticipate that a Default will have occurred and be continuing on the date upon which the withdrawal is required.
NOTE: YOU SHALL BE ENTITLED TO DISREGARD THIS NOTICE IF THE STATEMENTS ABOVE ARE NOT CORRECT OR IF THE DATE FOR WITHDRAWAL SPECIFIED ABOVE IS LESS THAN TEN DAYS AFTER YOUR RECEIPT OF THIS NOTICE. HOWEVER, WE ASK THAT YOU NOTIFY LRC IMMEDIATELY IF FOR ANY REASON YOU BELIEVE THIS NOTICE IS DEFECTIVE.
     Please remember that the express terms of the Pledge Agreement permit the Deposit Takers to require notice of withdrawal at least seven days before Cash Collateral is withdrawn from the Deposit Accounts. Accordingly, you must notify the Deposit Takers seven days prior to the withdrawal of Cash Collateral required by this notice.

Lam Research Corporation
By:
Name:
Title:

Exhibit F to Pledge Agreement (Livermore/ Parcel 7) — Page 2

Exhibit G
TO PLEDGE AGREEMENT
NOTICE OF LRC’S REQUIREMENT OF
DIRECT PAYMENT TO BNPPLC
[_________, ___]
BNP Paribas Leasing Corporation
12201 Merit Drive, Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox, Managing Director

Re:	Pledge Agreement (Livermore/ Parcel 7) dated as of December 18, 2007 between Lam Research Corporation and BNP Paribas Leasing Corporation
Gentlemen:
     Capitalized terms used in this letter are intended to have the meanings assigned to them in the Pledge Agreement (Livermore/ Parcel 7) referenced above (the “Pledge Agreement”). This letter constitutes notice to you, as secured party under the Pledge Agreement, that pursuant to subparagraph 5(C) of the Pledge Agreement, LRC requires you to withdraw from the Deposit Account and to retain, as a payment from LRC required by the Purchase Agreement, the following amount:
                                                             Dollars ($_________)
on the following date (which, LRC acknowledges, must be the Designated Sale Date):
_________, ___
     LRC acknowledges that its right to require such withdrawal is subject to the condition that LRC must give this notice to you at least ten days prior to the date of required withdrawal and payment specified above, and also to the condition that no Event of Default (under and as defined in the Pledge Agreement or as defined in the Common Definitions and Provisions Agreement referenced therein) has occurred and is continuing.

     Please remember that the express terms of the Pledge Agreement allow the Deposit Takers to require notice of withdrawal at least seven days before Cash Collateral is to be withdrawn from the Deposit Accounts. Accordingly, you must notify the Deposit Takers seven days prior to the withdrawal of Cash Collateral required by this notice.

Lam Research Corporation
By:
Name:
Title:

Exhibit G to Pledge Agreement (Livermore/ Parcel 7) — Page 2